Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-176674, 333-157825, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026, 333-35862, 333-133237, 333-147063, 333-149834, 333-165389, and 333-196761) pertaining to the 2000 Non-Employee Directors’ Stock Option Plan, 2000 Equity Incentive Plan, 2010 Inducement Award Plan, 2011 Equity Incentive Plan, 2014 Equity Incentive Plan, Exelixis, Inc. 401(K) Plan and Amended and Restated Exelixis, Inc. 401(K) Plan of Exelixis, Inc. and the Registration Statements on Form S-3 (Nos. 333-182018 and 333-194074) and related Prospectuses of Exelixis, Inc. of our reports dated March 2, 2015, with respect to the consolidated financial statements of Exelixis, Inc. and the effectiveness of internal control over financial reporting of Exelixis, Inc., included in this Annual Report (Form 10-K) for the year ended January 2, 2015.

/s/ Ernst & Young LLP
Redwood City, California
March 2, 2015